Exhibit 99.1

March 13, 2017

NCR Corporation Announces Pricing of a Secondary Offering of Series A Convertible Preferred Stock

DULUTH, GA—(BUSINESS WIRE)—March 13, 2017--NCR Corporation (NYSE: NCR) (the “Company”) today announced the pricing of its secondary offering of 342,000 shares of its Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”) at a public offering price of $1,602.99 per share. The shares of Series A Convertible Preferred Stock are being offered solely by certain existing stockholders of the Company affiliated with The Blackstone Group L.P. and the Company will not receive any proceeds from the offering. The closing of the offering is expected to occur on March 17, 2017, subject to customary closing conditions.

J.P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers for the offering. The offering will be made only by means of a prospectus supplement and an accompanying prospectus.

Copies of the prospectus supplement and accompanying prospectus related to the offering may be obtained, when available, from both:

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewater, NY 11717

Telephone: 866-803-9204

BofA Merrill Lynch

NC1-004-03-43

200 North College Street, 3rd floor

Charlotte, NC 28255-0001

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

The registration statement relating to the offering of these securities was filed with the U.S. Securities and Exchange Commission (the “SEC”) and automatically became effective upon filing. The offering of these securities was made only by means of a prospectus supplement and an accompanying prospectus forming part of the effective registration statement. A copy of the registration statement (including the prospectus) relating to this offering can be accessed free of charge through EDGAR on the SEC’s website at www.sec.gov. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 550 million transactions daily across retail, financial, travel, hospitality, telecom and technology, and small business. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 32,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries.

Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, including the consummation of the public offering and the expected stock repurchase described herein are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including difficulties or delays in, or the inability to, close the public offering or the expected stock repurchase described herein, those factors relating to: domestic and global economic and credit conditions including, in particular, those resulting from uncertainty in the Chinese economy, economic sanctions against Russia, the determination by Britain to exit the European Union and further potential changes in Eurozone participation, the potential for changes to global or regional trade agreements or the imposition of protectionist trade policies, and the imposition of import or export tariffs or border adjustments; the impact of our indebtedness and its terms on our financial and operating activities; the impact of the terms of our strategic relationship with Blackstone and our Series A Convertible Preferred Stock; the transformation of our business model and our ability to sell higher-margin software and services; the possibility of disruptions in or problems with our data center hosting facilities; cybersecurity risks and compliance with data privacy and protection requirements; foreign currency fluctuations; our ability to successfully introduce new solutions and compete in the information technology industry; our ability to improve execution in our sales and services organizations; defects or errors in our products; manufacturing disruptions; collectability difficulties in subcontracting relationships in Emerging Industries; the historical seasonality of our sales; the availability and success of acquisitions, divestitures and alliances, including the divestiture of our Interactive Printer Solutions business; our pension strategy and underfunded pension obligation; the success of our restructuring plans and cost reduction initiatives; tax rates; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents that we file or furnish with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

NCR Corporation

News Media Contact:

Scott Sykes, 212-589-8428

scott.sykes@ncr.com

or

Investor Contact:

Michael Nelson, 678-808-6995

michael.nelson@ncr.com